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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY                                          JURISDICTION OF ORGANIZATION
----------                                          ----------------------------
Anteon Corporation                                            Virginia
Anteon Australia Pty Ltd.                                    Australia
Anteon (UK) Ltd.                                           United Kingdom
Butler Property Holdings, Inc.                                Delaware
CITI - SIUSS LLC                                              Delaware
South Texas Ship Repair, Inc.                                 Virginia